UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2014

Xcerra Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	000-10761	04-2594045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 University Avenue, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   781-461-1000

LTX-Credence Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 22, 2014, Xcerra Corporation, formerly known as LTX-Credence Corporation, announced its financial results for its third fiscal quarter ended April 30, 2014. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Form 8-K (including Exhibit 99.1) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2014, LTX-Credence Corporation held a Special Meeting of Stockholders to approve an amendment to its Articles of Organization, as amended, to change the name of the Company to "Xcerra Corporation." The proposal was approved, with the results of the voting as follows: 44,273,002 shares of the Company's common stock outstanding were represented at the meeting, with 43,411,016 voted in favor, 283,279 shares voted against and 578,707 shares abstaining.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1	Press Release entitled "Xcerra (formerly LTX-Credence) Announces Third Quarter Results" issued by the company on May 22, 2014.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcerra Corporation
Date: May 22, 2014	By: /s/ MARK J. GALLENBERGER Mark J. Gallenberger Senior Vice President, Chief Operating Officer, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release entitled "Xcerra (formerly LTX-Credence) Announces Third Quarter Results" dated May 22, 2014.